UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2025
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Executive Management Updates

As of June 6, 2025, the Board of Directors of the Company approved severance packages and adjustments to the annual base salaries of the Company’s Chief Executive Officer, Andy Yoo, and its Chief Financial Officer, Seung Ik Baik. Mr. Yoo’s salary was increased to $480,000, and Mr. Baik’s salary was increased to $300,000. If the Company terminates employment of Mr. Yoo or Mr. Baik without cause, Mr. Yoo’s termination will entitle him to receive severance equal to 24 months’ base salary, and Mr. Baik’s termination will entitle him to receive severance equal to 12 months’ base salary. This severance is in addition to any accrued but unpaid wages or benefits owed as of the applicable termination date. All changes to employment agreements are effective as of April 1, 2025. No other changes were made to the compensation or employment agreements of Mr. Yoo or Mr. Baik.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement between Exicure, Inc. and Andy Yoo, dated as of April 1, 2025
10.2	First Amendment to Employment Agreement between Exicure, Inc. and Seung Ik Baik, dated as of April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025	EXICURE, INC.

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer